SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       December 31, 2008

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 31, 2008, The Southern Company (the “Company”) adopted The Southern Company Change in Control Benefits Protection Plan (the “Amended Plan”), which amended and restated The Southern Company Change in Control Benefit Plan Determination Policy. In addition, on December 31, 2008, the Company, Southern Company Services, Inc., Georgia Power Company and Gulf Power Company entered into an Amended Deferred Compensation Agreement (the “Amended Agreement”) with G. Edison Holland, Jr. The Company adopted the Amended Plan and entered into the Amended Agreement in connection with implementing the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The effective date of the Amended Plan and the Amended Agreement is December 31, 2008.

The principal amendments included in the Amended Plan relate to the timing and form of payments of non-qualified pension benefits under The Southern Company Supplemental Benefit Plan and The Southern Company Supplemental Executive Retirement Plan (collectively, the “Non-Qualified Pension Plans”) if the employment of a participant in the Non-Qualified Pension Plans is terminated following a change in control. Prior to the adoption of the Amended Plan, if a participant’s employment was terminated following a change in control, the participant would receive payment of benefits under the Non-Qualified Pension Plans Benefits in monthly payments over the course of the participant’s life or, if the participant had elected spousal coverage, over the lives of the participant and the participant’s spouse if he or she survived the participant (“monthly annuity payments”). Under the Amended Plan, if a participant’s employment is terminated following a change in control, the participant will be paid the single-

sum value of his or her benefits under the Non-Qualified Pension Plans in 10 annual installments, rather than through the monthly annuity payments.

The principal amendments included in the Amended Agreement relate to the timing and form of payments of non-qualified pension benefits to Mr. Holland following his retirement. Under the Amended Agreement, Mr. Holland will be paid the single-sum value of his benefits under the Non-Qualified Pension Plans in 10 annual installments, rather than through monthly annuity payments.

In addition to the principal amendments described above, the Amended Plan and the Amended Agreement also contain further amendments that are designed to comply with the requirements of Section 409A of the Code.

The summary above is qualified in its entirety by reference to the full text of the Amended Plan and the Amended Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	The Southern Company Change in Control Benefits Protection Plan.

10.2	Amended Deferred Compensation Agreement, among The Southern Company, Southern Company Services, Inc., Georgia Power Company, Gulf Power Company and G. Edison Holland, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	THE SOUTHERN COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary